Exhibit 99.1

News Release

16 Yankee Candle Way — P.O. Box 110 — South Deerfield, MA 01373-0110

FOR IMMEDIATE RELEASE
	Contact:	Craig Rydin
(413) 665-8306

YANKEE CANDLE NAMES BRUCE L. HARTMAN AS CHIEF FINANCIAL OFFICER

South Deerfield, Mass – January 3, 2008 – The Yankee Candle Company, Inc. (“Yankee Candle” or the “Company”), the leading designer, manufacturer, wholesaler and retailer of premium scented candles, today announced that Bruce L. Hartman will be joining the Company as Senior Vice President, Finance and Chief Financial Officer.

Mr. Hartman joins Yankee Candle from Cushman & Wakefield, one of the world’s largest global commercial real estate services firms, where he has served as Chief Financial Officer since 2006. Prior to joining Cushman & Wakefield, Mr. Hartman served as Executive Vice President and Chief Financial Officer of Foot Locker, a leading international retailer of athletic shoes and apparel, from 1996 to 2005. Prior to Foot Locker, from 1986 to 1996 Mr. Hartman held several financial leadership positions of increasing responsibility, including Divisional Chief Financial Officer, with May Department Stores. Mr. Hartman also held various senior finance and leadership positions with Netco Automation and Dayton Hudson – Lechmere.

“We are very pleased to have Bruce join our leadership team,” said Craig W. Rydin, Chief Executive Officer of Yankee Candle. “Bruce brings to Yankee Candle a strong track record as a proven and experienced financial executive and business leader. Having served as Chief Financial Officer for two industry-leading companies like Cushman & Wakefield and Foot Locker, Bruce has demonstrated superior financial expertise, business acumen and a results-oriented management style. His more than twenty years of senior leadership experience in retail, together with his expertise in strategic planning, real estate and information technology, make Bruce an ideal fit for Yankee Candle. We very much look forward to Bruce joining us and to his many contributions in helping Yankee Candle to continue our history of profitable growth.”

“Yankee Candle is an industry-leading company with a strong, recognized brand and a long history of successful growth,” said Mr. Hartman. “I am excited about the opportunity to contribute to the Company’s ongoing growth efforts and to continue to build upon its many successes. I look forward to working with Craig and the entire management team, and with Madison Dearborn Partners and the Board, to further enhance this brand and to continue to build long-term equity value.”

Mr. Hartman is expected to join the Company in February 2008, after assisting with a brief transition at Cushman & Wakefield.

About The Yankee Candle Company, Inc.

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry. Yankee has a 37-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its products through a North American wholesale customer network of approximately 16,700 store locations, a growing base of Company owned and operated retail stores (460 located in 43 states as of December 31, 2007), direct mail catalogs, its Internet websites (www.yankeecandle.com, www.illuminations.com and www.aromanaturals.com), international distributors and to a European wholesale customer network of approximately 2,700 store locations (through its distribution center located in Bristol, England). The Company merged with an affiliate of Madison Dearborn Partners, LLC, a leading private equity firm, in February 2007.

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to any statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the impact of our recent Merger with affiliated investment funds of Madison Dearborn Partners, LLC on our financial and operating results; the risk that the substantial indebtedness incurred in connection with the Merger, and the debt agreements entered into in connection therewith, might restrict our ability to operate our business and pursue certain business strategies; the risk that we may not be able to generate sufficient cash flows to meet our debt service obligations; the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on our stock price of seasonal, quarterly and other fluctuations in our business; the risk of any disruption in wax supplies; and other factors described or contained in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or the Registration Statement on Form S-4 filed on March 30, 2007 (Registration No. 333-141699-05), each on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

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